EXHIBIT 10.24

SECOND AMENDMENT TO JULY 1, 2014 EMPLOYMENT AGREEMENT
FAIRPOINT COMMUNICATIONS, INC.

WHEREAS, FairPoint Communications, Inc. (the “Company”) has heretofore entered into an Employment Agreement dated July 1, 2014 (the “Agreement”), amended by a First Amendment to July 1, 2014 Employment Agreement dated August 14, 2015 (“First Amendment”), by and between John J. Lunny (the “Executive”) and the Company and the parties thereto desire to amend the Agreement in the manner set forth below.

NOW, THEREFORE, the undersigned parties to the Agreement agree that the Agreement shall be amended as follows, and that there is mutual, adequate and lawful consideration the receipt of which each acknowledges through execution of this Second Amendment.

1.
The Term of Employment as defined in Section 2 of the Agreement, and as amended in Paragraph 1 of the First Amendment, shall continue through December 31, 2019, unless terminated sooner or renewed as provided in the Agreement.

2.	The last sentence of subsection 3(b) of the Agreement shall be deleted in its entirety and replace with the following:

Executive’s principal place of employment shall be in South Burlington, Vermont, although Executive understands and agrees that he may be required to travel from time to time for business reasons.

3.	Except as specifically provided above, all terms and conditions of the Agreement shall remain in full force and effect.

Wherefore, the parties hereto agree to this Second Amendment, with the foregoing changes being effective as of November 21, 2016.

FAIRPOINT COMMUNICATIONS, INC.

/s/ Paul H. Sunu
By:    Paul H. Sunu
Title:    Chief Executive Officer

EXECUTIVE

/s/ John J. Lunny
John J. Lunny